UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: October 17, 2007

Date of Report: October 23, 2007

INTERNET AMERICA, INC.

(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

10930 W. Sam Houston Pkwy., N.,
Suite 200
Houston, TX 77064

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 968-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 17, 2007, Internet America, Inc. (the “Company”), entered into a Purchase Agreement with certain purchasers (the “Purchase Agreement”), pursuant to which the Company sold 2,889,076 shares of a newly designated Series A Preferred Stock (the “Series A Preferred Stock”), for a per share purchase price of $0.586 and an aggregate purchase price of $1,693,000, in a privately-negotiated transaction. William E. Ladin, the Chairman of the Board and Chief Executive Officer of the Company, and Ambassador John Palmer, a director of the Company, participated in the sale as purchasers and the consideration paid by them included, in addition to cash, the cancellation by each of them of existing promissory notes payable by the Company in the principal amount of $150,000. GulfSouth Capital, a private investment firm owned by Ambassador Palmer and of which Justin McClure, a director of the Company, is the president, also participated in the sale as a purchaser. The Purchase Agreement contains customary representations, warranties and indemnification provisions. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, which is filed as Exhibit 4.1 hereof and is incorporated by reference herein.

Each share of Series Preferred Stock is convertible at any time, at the option of the holder, into one share of Company common stock (the “Common Stock”). The conversion rate is based on an initial conversion price of $0.586 per share of common stock, subject to adjustment upon the occurrence of certain events. The Series A Preferred Stock is subject to mandatory conversion, at the option of the Company, in the event that the per share trading price of the Company’s common stock is equal to or greater than $3.00 per share for 90 consecutive trading days.

The Series A Preferred Stock has a liquidation preference of $0.586 per share, plus all accrued but unpaid dividends thereon, whether or not earnings are available in respect of such dividends and whether or not such dividends have been declared. The holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, when and if declared by the Board out of funds legally available for that purpose, cumulative cash dividends at a rate per annum of 10% for each share of Series A Preferred Stock. Such dividends are cumulative from date the Series A Preferred Stock is issued and payable in arrears, when and as declared by the Board, on March 31, June 30, September 30 and December 31 of each year. So long as the quarterly dividends or other dividends or distributions payable on the Series A preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on share of the Series A Preferred Stock outstanding shall have been paid in full, the Company may not declare or pay any dividends on, or redeem or purchase, any junior securities (including Common Stock). The holders of the Series A Preferred Stock are entitled to vote on an as-converted basis with the Common Stock, and separately with respect to specified corporate acts that would adversely affect the Series A Preferred Stock, and with respect to certain other actions as required by applicable law.

In connection with the Agreement, the Company and the Purchasers entered into a Registration Rights Agreement dated as of October 17, 2007 (the “Registration Rights Agreement”), pursuant to which the Company has agreed to grant “piggyback” registration rights to the Purchasers. A copy of the Registration Rights Agreement is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously reported in the Company’s 2007 Annual Report on Form 10-KSB, on July 27, 2007, the Company completed the acquisition of TeleShare Communications Services, Inc. (“TeleShare”) for $1,850,000, subject to certain adjustments after closing. TeleShare had a loan commitment under a program administered by the Rural Utilities Service of the United States Department of Agriculture (the “RUS”). Under the program administered by the RUS, TeleShare (now Internet America) has a loan commitment of approximately $4 million with approximately $3 million still available for providing financial assistance for the expansion of broadband services in rural areas. The Company intends to continue network expansion utilizing funds from the sale of the Series A Preferred Stock, from the existing RUS borrowing facility, and from cash generated through normal operations. Under the terms of the RUS approval, the Company agreed to add $2 million in equity within 60 days of closing of the TeleShare acquisition. Management has been in communication with the RUS regarding the deadline and believes that the addition of approximately $2.5 million in equity from the issuance of approximately $1,700,000 of Series A Preferred Stock, and the issuance of approximately $800,000 of the Company’s common stock upon settlement of the TeleShare escrow, will satisfy the RUS’s equity contribution requirement.

The Company intends to use the proceeds from the issuance of the Series A Preferred Stock to continue network expansion and for general corporate purposes, including working capital and potential business opportunities.

ITEM 3.02  UNREGISTERED SALES OF SECURITIES

The sale of the Series A Preferred Stock was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The sale was made without any general solicitation or advertising and each purchaser represented to the Company that it is an accredited investor within the meaning of Regulation D under the Securities Act and that the securities were being acquired by it for investment purposes only and without a view to the distribution thereof.

ITEM 3.03  MATERIAL MODIFICATION TO RIGHTS OF SECURITIES HOLDERS.

As described in Item 1.01 of this Current Report on Form 8-K, on October 17, 2007, the Company issued shares of Series A Preferred Stock, which shares affect the rights of holders of the Company’s Common Stock. The general effect of the issuance of the Series A Preferred Stock upon the rights of the holders of Common Stock is more fully described in Item 1.01 above, which description is incorporated herein by reference. This description is qualified in its entirety by reference to the copy of the Statement of Resolution filed as Exhibit 4.3 to this Form 8-K.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the transaction described in Item 1.01 of this Current Report on Form 8-K, on October 15, 2007, the Company filed a Statement of Resolution (the “Statement”) with the Secretary of State of the State of Texas, which Statement established the rights, preferences, limitations, relative rights and other matters relating to the Series A Preferred Stock. The terms of the Statement are more fully described in Item 1.01 above, which descriptions are incorporated herein by reference. This description is qualified in its entirety by reference to the copy of the Statement filed as Exhibit 4.3 to this Form 8-K.

Previously, on October 12, 2007, the Company filed two Statements of Resolution with the Texas Secretary of State in order to eliminate the recorded references to the previously existing Series A Preferred Stock, par value $0.01 per share (the “Old Series A Preferred Stock”) and the Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”). The Old Series A Preferred Stock had been authorized and issued in 1995 and the Series B Preferred Stock had been authorized and issued in 1996 under Certificates of Designation the Company filed then with the Texas Secretary of State. All issued shares of Old Series A Preferred Stock and Series B Preferred Stock were previously reacquired and retired by the Company as a result of their automatic conversion by their holders in connection with the Company’s initial public offering in 1998. Copies of these Statements of Resolution are filed as Exhibits 4.4 and 4.5 hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description
4.1	Purchase Agreement dated as of October 17, 2007
4.2	Registration Rights Agreement dated as of October 17, 2007
4.3	Statement of Resolution of Series A Preferred Stock
4.4	Statement of Resolution of Series A Preferred Stock
4.5	Statement of Resolution of Series B Preferred Stock
99.1	Press Release of Internet America, Inc. dated October 23, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNET AMERICA, INC.
Date: October 23, 2007	By: /s/ William E. Ladin, Jr.
Name: William E. Ladin, Jr.
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description

4.1	Purchase Agreement dated as of October 17, 2007

4.2	Registration Rights Agreement dated as of October 17, 2007

4.3 4.4 4.5	Statement of Resolution of Series A Preferred Stock Statement of Resolution of Series A Preferred Stock Statement of Resolution of Series B Preferred Stock

99.1	Press Release of Internet America, Inc. dated October 23, 2007